Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-150088 of New York Mortgage Trust, Inc. on Form S-3 and Registration Statements No. 333-117524 and No. 333-137987 of New York Mortgage Trust, Inc. on Form S-8 of our reports dated March 31, 2009, relating to the consolidated financial statements of New York Mortgage Trust, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of New York Mortgage Trust, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
New York, New York
March 31, 2009